Exhibit 21.1

SUBSIDIARIES OF SHIFT4 PAYMENTS, INC.

Name	Place of Organization
Shift4 Payments, LLC	Delaware Limited Liability Company
acardo activation GmbH	Germany Limited Liability Company
acardo group AG	Germany Corporation
AHT POS INC.	Canada Corporation
AHT (Nova Scotia) Inc.	Canada Corporation
Appetize Technologies, LLC	Delaware Limited Liability Company
Arrow HoldCo GmbH	Germany Limited Liability Company
Card Industry Professionals Ltd.	United Kingdom Company
C.C. Productions, LLC	New Jersey Limited Liability Company
CFC & FP Enterprises, LLC	California Limited Liability Company
Credorax, Inc.	British Virgin Islands Corporation
Credorax (USA) LLC	Delaware Limited Liability Company
Credorax Holdings UK Limited	United Kingdom Corporation
Credorax Services UK Limited	United Kingdom Corporation
Credorax Hong Kong Limited	Hong Kong Corporation
Data Control Systems, LLC of N.C.	North Carolina Limited Liability Company
Eigen Development Ltd.	Canada Company
Eigen Holdings (U.S.) Corp	Nevada Corporation
Eigen Services (US) Corp	Nevada Corporation
FourX Holdings, LLC	Delaware Limited Liability Company
FPOS Group, LLC	Ohio Limited Liability Company
Givex Canada Corp.	Canada Corporation
Givex UK Corporation Limited	United Kingdom Company
Givex Corp	Canada Corporation
Givex Brasil Servicos de Cartoes-Presente e Programas de Fidelidade Ltda.	Brazil Company
Givex Europe Ltd	Switzerland Company
1157487 Ontario Inc. (Kalex)	Canada Corporation
Owen Business Services Ltd	Canada Corporation
Counter Solutions Holdings Limited	United Kingdom Company
ValuAccess Limited	China Company
Givex Corporation	Bahamas Corporation
Givex Australia Pty Ltd	Australia Company
Givex Singapore Pte. Ltd	Singapore Company
Givex International Corporation	Bahamas Corporation
Givex Mexico S.A. de C.V.	Mexico Corporation
Givex Hong Kong Limited	Hong Kong Company
Givex Cathay Limited	China Company
Givex USA Corporation	Delaware Corporation
Loyalty Lane Inc.	Georgia Corporation
Media Solutions, LLC	Georgia Limited Liability Company
Electronic Scrip Incorporated	California Corporation
Givex MEA Corporation FZ-LLC	United Arab Emirates Company

Information Systems & Supplies, LLC	Washington Limited Liability Company
iControl-Enterprise, LLC	Delaware Limited Liability Company
Inspiration4, LLC	Delaware Limited Liability Company
Kalex Inc.	Canada Corporation
Krieg Merger Sub Limited	British Virgin Islands Corporation
Merchant-Link, LLC	Delaware Limited Liability Company
MICROS RETAIL SYSTEMS, LLC	New Jersey Limited Liability Company
Online Payments Group AG	Switzerland Corporation
Pinnacle Hospitality Systems, LLC	Delaware Limited Liability Company
POSitouch, LLC	Rhode Island Limited Liability Company
posmatic GmbH	Germany Limited Liability Company
POSTEC, LLC	Delaware Limited Liability Company
Retail Control Solutions, LLC	Massachusetts Limited Liability Company
Revel Australia Pty. Limited	Australia Company
Revel Systems Canada, ULC	Canada Corporation
Revel Systems, Inc.	Delaware Corporation
Revel Systems (GB) Limited	United Kingdom Company
Revel Systems Global, PTE LTD.	Singapore Company
Revel Systems, UAB	Lithuania Company
Secret POS Systems, LLC	Texas Limited Liability Company
Shift4 (BVI) Limited	British Virgin Islands Corporation
SHIFT4 CORPORATION	Nevada Corporation
Shift4 Germany GmbH	Germany Limited Liability Company
Shift Four Israel Ltd.	Israel Corporation
Shift4 Japan Inc.	Japan Corporation
Shift4 Limited	Malta Corporation
Shift4 OPG Malta, LLC	Delaware Limited Liability Company
SHIFT4 PAYMENTS FINANCE SUB, INC.	Delaware Corporation
Shift4 Payments Lithuania UAB	Lithuania Company
Shift4 Solutions Limited	Malta Corporation
S4 HoldCo, LLC	Delaware Limited Liability Company
S4-ML HOLDINGS, LLC	Delaware Limited Liability Company
Shift4Shop, LLC	Delaware Limited Liability Company
Source Limited	Malta Corporation
THE CUSTOMER CONNECTION II LIMITED LIABILITY COMPANY	New Jersey Limited Liability Company
The Giving Block Holdings, LLC	Delaware Limited Liability Company
Vectron America, Inc.	Canada Corporation
Vectron Systems AG	Germany Corporation
VenueNext, LLC	Delaware Limited Liability Company
10000986860 Ontario, Inc.	Canada Corporation
20910 ML USA IP Company, LLC	Delaware Limited Liability Company